Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated May 1, 2024, and each included in this Post-Effective Amendment No. 63 to the Registration Statement (Form N-1A, File No. 33-10472) of Longleaf Partners Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 23, 2024 with respect to the financial statements and financial highlights of Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners International Fund, and Longleaf Partners Global Fund four of the funds constituting Longleaf Partners Trust Fund, included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

April 29, 2024